MOORE STEPHENS
ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada  V6J 1G1
Telephone: (604) 737-8117 Facsimile: (604) 714-5916
Website:   www.ellisfoster.com
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February 07, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
U.S.A.




Dear Ladies and Gentlemen,

We are the former independent auditors for Cigma Metals Corporation (the "Company"). We have read the Company's current report on Form 8-K dated February 07, 2006 (the "Form 8-K") and are in agreement with the disclosures regarding our firm as included in the Form 8-K to be filed with the Securities and Exchange Commission. We have no basis to agree or disagree with other statements of the company contained therein.

Very truly yours,

/s/Moore Stephens Ellis Foster Ltd.

Chartered Accountants
David Kong
Direct Line: (604) 6483615




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